UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS
INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Commencing May 24, 2016, Valeant Pharmaceuticals International, Inc. will refer to the attached presentation in discussions with certain shareholders.

Valeant Pharmaceuticals
Shareholder Engagement
on Compensation

Agenda
■ Executive Summary
■ Valeant’s pay practices
■ Summary comparison of outgoing and incoming CEO
 pay packages
■ Pay and performance alignment
■ Outgoing CEO’s compensation
■ Incoming CEO’s compensation
■ Other compensation developments
■ General discussion

Executive Summary
■ Following a challenging period for Valeant and its stakeholders, the board and management have undergone significant change, including 9 of 11 directors being new or recently appointed pursuant to ongoing board refreshment, and the recruitment of Joseph Papa as a new Chairman and CEO to replace outgoing CEO J.
 Michael Pearson.
■ Valeant maintains a compensation philosophy which links pay and performance with the goal of aligning management with shareholders over the long term, in both good times and challenging times. In line with the intentions of our compensation design and significant stock ownership requirements, the recent period of challenging performance has translated into significant decreases in the value of compensation awarded in 2015 and prior years.
 ☐ Notably, by design the outgoing CEO receives no value from the PSU grant shown as $140m in the 2015 proxy, since the threshold 5 year performance targets were not met.
■ Mr. Papa’s pay package reflects competitive terms for recruiting a sitting CEO at a major company and is consistent on an annualized basis with peer medians. Further, the new CEO’s pay package reflects Valeant’s focus on restoring and building sustainable long term value and incorporates key features to address prior feedback - see next page for key modifications to our new CEO pay package design.
■ Valeant’s independent directors have regularly sought input from shareholders and proxy advisors on compensation, including soliciting input on 2015 CEO compensation award from 5 major shareholders representing ~25% of Valeant ownership, as well as on 2016 compensation awards. Valeant has incorporated shareholder feedback and has historically received over 90% support on its “Say on Pay” votes. We welcome the opportunity to solicit additional feedback.

Valeant’s Pay Practices
■ The company maintains the following shareholder-oriented pay practices:
 ❑ Stringent senior-executive shareholding requirements ensure long-term orientation:
 ■ Senior-most executives are required to purchase Valeant shares with their own money and hold the shares for multiple years
 ■ All executives required to hold equity earned through long-term incentives for multiple years following vesting date.
 ❑ Performance-based equity: equity plans designed to deliver low value for low TSR and high value for high TSR.
 ❑ Discretion to reduce annual bonus payouts for acquisitions not meeting financial expectations.
 ❑ Double trigger change in control equity vesting (i.e., unvested equity awards will accelerate only upon a qualifying termination of employment).
 ❑ No supplemental executive retirement program.
 ❑ Clawback policy in place.
 ❑ No hedging or pledging of company shares (instituted in 2014).
 ❑ No excise tax gross-up for executives in the event of a change in control.
 ❑ Significant investor outreach program that enables Valeant to obtain ongoing feedback.

Summary Comparison of Outgoing and
Incoming CEO Packages
Similarities
■  Up front multi-year Long Term Incentive equity grants.
■  Performance share units based on absolute TSR (Incoming CEO also has relative TSR modifier) over 3-5 year periods.
■  Annual bonus tied to meeting both strategic objectives (25%) and financial objectives (75%).
■  Requirement to purchase shares outright and hold for significant time period consistent with intention to focus on long term value creation.
 ☐ As a risk mitigator to Mr. Papa’s equity grants, he must buy $5M of shares with own money and hold them for at least 4 years.
Differences
■  Incoming CEO Long Term Incentive mix employs a portfolio approach that includes stock options as well as RSUs;
         RSUs with qualitative goals “vesting accelerator” serve as an additional risk mitigator.
 ☐ Vesting accelerator related to qualitative goals in succession planning, government relations, employee relations, customer relations, and shareholder relations.
■  Incoming CEO’s PSU award includes a cap at 100% of target if Valeant’s relative TSR versus NYSE ARCA pharmaceutical index companies is below median.
■  Maximum PSU award opportunity for incoming CEO is 200% of target whereas maximum PSU award opportunity for outgoing CEO was 500% of target.
■  Incoming CEO award contains a single measurement date after 4 years whereas outgoing CEO PSU award contained an early measurement and a retest feature.
■  Incoming CEO does not receive a matching RSU grant for purchased shares.

Value of Ownership
(millions)
$2,052
$238
2015 Ownership
($204.26 price)
2016 Ownership
($31.35 price)

VALEANT Pharmaceuticals International, Inc.

Outgoing CEO Pay and Performance
Alignment
■ Stock performance over the past 9 months was clearly disappointing to all shareholders, employees, the Board and the management team. By explicit philosophy and design, the former CEO’s compensation level and ownership were directionally and proportionally aligned with shareholders:
 1. Outgoing CEO’s stock ownership declined from $2.05B in March 2015 to $238M in
 April 2016.
 ❑ In other words, a decline in net worth of 88% over a period of negative 85% TSR.
$1,814M
decrease
(-88%)

Value of CEO's 2015 PSU Award
$140
$0
Jan. 2015
Grant Date Value ($140.63 base price)
Today's Value
($31.35 price)

Perspective	3 Year CEO Realizable Pay vs. Pay Opportunity (2013 - 2015)					
	Salary	Bonus	Options	PSUs	RSUs	Total
Realizable Pay	$3.8	$14.8	$0.0	$0.0	$0.0	**$18.6**
Pay Opportunity	$3.8	$12.5	$0.0	$140.3	$0.0	**$156.6**
Realizable as % of Opportunity						**12%**

Realizable pay includes salary paid, bonus paid, in-the-money value of stock options granted during the period, and realizable value of earned PSUs granted during the period; Realizable value of 2015 PSUs is $0 due to non-achievement of stock price hurdle goal

All dollar amounts in millions

VALEANT Pharmaceuticals International, Inc.

 2. Outgoing CEO will realize no value from 2015 PSU grant that is shown as $140M in Valeant’s
   2015 Summary Compensation Table per SEC rules ($63M target grant value) and was intended to cover the five year period starting 2015; his previous equity grant was in 2011 (no grants from
   2012 - 2014).

Outgoing CEO Pay and Performance Alignment (Continued)
 3. The outgoing CEO’s realizable pay was 12% of pay opportunity over 2013-2015:
 ❑ The Committee exercised negative discretion in reducing the CEO’s 2015 bonus for financial and strategic goals to $0 (periodic bonuses totaling $2M were awarded with respect to 2015 related to the achievement of individual objectives for Mr. Pearson’s role as Chairman & CEO).

Outgoing CEO’s Compensation
■ In addition, we note the following regarding the outgoing CEO’s compensation:
 ☐ For 2015, Mr. Pearson did not receive a base salary.
 ☐ His cash severance was capped at $9M for his termination.
 ☐ While the 2015 PSU award provided significant upside (5X target award), the
   Committee believed the award was acceptable from a risk standpoint since Mr.
   Pearson’s high stock ownership served as a risk mitigator.
 ■ The reason for this is that the potential downside on the CEO’s existing equity holdings at time of grant (approx. $1.5B) in January 2015 was a strong deterrent to the CEO taking unnecessary risks to achieve significant upside on new 2015 grant.
 ☐ 2015 employment contract contains a commitment from the former CEO to hold a significant number of shares for a 2-year period post-termination.
 ☐ The Committee exercised its negative discretion in reducing the CEO’s 2015 bonus for financial and strategic goals to $0 (from approximately $4.2M based on actual financial performance).

Incoming CEO’s Compensation
■ Given Valeant’s high profile, significant drop in share price, and the need for a significant business transformation, the Board agreed it was paramount for the Company to hire a proven, long-tenured sitting CEO with pharmaceutical experience.
 ☐ The market competitive base salary, target bonus, and 2016 new hire LTI awards were necessary for Joseph Papa to accept the challenging Valeant CEO role.
 ■ The up-front nature of the 2016 new hire LTI award is shareholder friendly as no additional grants are expected until 2020; i.e., on an annualized basis, $40M converts to $10M annually which is market competitive with peers.
 ☐ The buyout awards ($20M) represent forfeited unvested equity at Mr. Papa’s prior employer;
    buyout awards are a standard practice in recruiting a sitting CEO.
Pay Element	Joseph Papa Pay Package ($000)
Base Salary	$1,500
Annual Incentive Target % of Base	150% ($2,250) [75% financial goals/25% strategic goals*]
2016 New Hire LTI Award	$40,000 ($30M PSUs/$10M stock options)
2016 Buyout Award - RSUs	$12,000 (cliff vest 4 years after hire with “vesting accelerator” on achievement of qualitative goals)
2016 Buyout Award - Cash	$8,000
Ongoing Long-term Incentive (LTI)	Additional equity grants not expected until 2020
* Strategic goals to be finalized by Valeant Board

Incoming CEO’s Compensation (Continued)
 ☐ Vesting on 50% of the buyout RSUs may be accelerated to the second anniversary of hire if goals relating to (i)
 succession planning, (ii) government relations, (iii) employee relations, (iv) customer relations and (v)
 shareholder relations are achieved.
■ The PSUs will vest at the end of the 4-year measurement period as follows:
■ Based on Valeant’s stock price at grant of $32.14, the $150 target goal represents a compound annual growth rate (CAGR) of 47%; the $270 maximum goal is a 70% CAGR.
 ☐ The Board believes these are challenging goals.
 ☐ PSU target value was $30M
Features to Reinforce Long-term Orientation
■ Mr. Papa must buy $5M of shares with own money and hold them for at least 4 years.
■ After-tax equity awards must be held at least 4 years from grant.
■ 100% of after-tax earned PSUs and exercised options must be held for 1 year post-vesting and 50% for 2 years.
Ending Stock Price/ (est. market cap)(1)	% of Target Earned
$270 ($90B)	200%
$240 ($80B)	175%
$210 ($70B)	150%
$180 ($60B)	125%
$150 ($50B)	100%
Ending Stock Price/ (est. market cap)(1)	% of Target Earned
$120 ($40B)	75%
$90 ($30B)	50%
$60 ($20B)	25%

Other Compensation Developments
■ Recently, in order to assist in the retention of key senior executives and employees, Valeant has provided both cash and equity retention awards.
■ Our Talent and Compensation Committee, together with its compensation consultant, Pay Governance, and Mr. Papa, intends to further review
 Valeant’s compensation policies and practices in light of our recent experiences and may make changes to our programs to reflect the current environment and evolving strategic priorities.
 ☐ Some of the changes that may be considered include:
 ■ Adding qualitative performance measures to short and long-term incentive awards.
 ■ Introducing relative total shareholder return (“TSR”) measures to long term incentive awards for the top executive positions.

Other Compensation Developments
■ Questions?
■ We welcome your feedback on Valeant’s evolving executive compensation program and any suggestions going forward.
 ☐ From your investor perspective, what Valeant executive compensation practices/design features do you like and do not like?